UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2008
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 17, 2008, the Registrant, through its wholly-owned subsidiary MGC Resources Inc. (“MGC”), entered into a term sheet (“Term Sheet”) with Barrick Gold Exploration, Inc. (“BGE”), a wholly-owned subsidiary of Barrick Gold Corporation (“Barrick”) for a exploration agreement and option to joint venture the Registrant’s Spring Valley gold project, located in Pershing County, Nevada (the “Property”).

Pursuant to the terms and conditions of the Term Sheet, MGC and BGE will enter into an agreement granting BGE the exclusive and irrevocable right to earn a 60% interest in the Property by spending US$30,000,000 on the Property over the next five years, pursuant to the schedule as provided below.  BGE may at its sole discretion increase its interest by 10% by spending an additional US$8,000,000 by the sixth anniversary of the agreement.  At the sole discretion of MGC, BGE may earn an additional 5% by carrying MGC to a production decision and arranging financing for MGC’s share of mine construction expenses.  The carrying and financing costs plus interest would be recouped by BGE once production has been established.

In order to maintain the agreement, BGE will be required to expend the following minimum work expenditures on or for the benefit of the Property:

Date	Work Expenditure	Aggregate
By 1st Anniversary of Agreement December 31, 2009	US$ 4,000,000	US$4,000,000
By 2nd Anniversary of Agreement December 31, 2010	US$ 5,000,000	US$9,000,000
By 3rd Anniversary of Agreement December 31, 2011	US$ 7,000,000	US$16,000,000
By 4th Anniversary of Agreement December 31, 2012	US$ 7,000,000	US$23,000,000
By 5th Anniversary of Agreement December 31, 2013	US$ 7,000,000	US$30,000,000

Under the terms of the Term Sheet, MGC shall coordinate geologic and administrative activities under the direction of BGE, billing monthly at cost plus an administrative fee of 5.0%.

The agreement may be terminated by BGE at any time by giving written notice after meeting the first year’s commitments.  If at any point MGC elects not to participate in a joint venture, BGE would have the option to purchase MGC’s remaining interest for $40,000,000 within one year of vesting, with MGC retaining a 2% Net Smelter Royalty.

Item 7.01. Regulation FD Disclosure.

On October 20, 2008, the Registrant issued a press release announcing its execution of a term sheet with Barrick Gold Exploration, Inc., a wholly-owned subsidiary of Barrick Gold Corporation for a exploration agreement and option to joint venture the Registrant’s Spring Valley gold project, located in Pershing County, Nevada.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

(99.1)  Press Release dated October 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: October 22, 2008	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary